Ex. (m)(10)

Prudential Investments LLC

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

October 1, 2010

The Board of Directors

The Prudential Investment Portfolios, Inc.

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

Re:      Cap on Fund Expenses: Prudential Asset Allocation Funds
______________________________________________________

To the Board of Directors:

Effective October 1, 2010, Prudential Investments LLC (“PI”), as the Investment Manager to The Prudential Investment Portfolios, Inc., has contractually agreed to reimburse expenses and/or waive fees for each of the Prudential Asset Allocation Funds1 through January 31, 2012, so that the respective Fund’s operating expenses, exclusive of taxes, interest, brokerage commissions, distribution fees and non-routine expenses, do not exceed 0.50%.

Prudential Investments LLC

By:     /s/ Scott Benjamin

Scott Benjamin

Executive Vice President

1 Prudential Conservative Allocation Fund
Prudential Moderate Allocation Fund
Prudential Growth Allocation Fund